                                                                     Exhibit 3.3

                          CERTIFICATE OF INCORPORATION
                                       OF
                         TENNECO ESPANA HOLDINGS, INC.

                                     *****

     FIRST:    The name of the corporation is Tenneco Espana Holdings, Inc.

     SECOND:   The address of its registered office in the State of Delaware is
Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD:    The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH:   The total number of shares of all classes of stock which the corporation shall be authorized to issue is 350,000 shares, divided into two classes of stock: 35,000 shares of Preferred Stock, $0.01 par value (herein called "Preferred Stock"), and 315,000 shares of Common Stock, $0.01 par value (herein called "Common Stock"). The number of authorized shares of any such class may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the corporation entitled to vote, irrespective of
Section 242(b)(2) of the General Corporation Law of the State of Delaware (or any successor provision).

     The Board of Directors of the corporation is expressly authorized to adopt, from time to time, a resolution or resolutions providing for the issue of shares of the Preferred Stock in one or more series, to fix the number of shares constituting each such series and to fix the designations and the voting powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of each such series.

     FIFTH:    The Board of Directors is authorized to make, amend, alter, change, add to or repeal By-Laws for the corporation, without any action on the part of the stockholders.

     SIXTH:    The corporation is to have perpetual existence.

     SEVENTH: Elections of directors need not be by written ballot unless otherwise provided in the By-Laws of the corporation.

     EIGHTH:   Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the corporation.

     NINTH:    The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     TENTH:    The name and mailing address of the sole incorporator is the following:

               Name                          Mailing Address
               ----                          ---------------

            M.W. Meyer                     1010 Milam St.
                                           Houston, Texas 77002

     ELEVENTH: The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

               Name                          Mailing Address
               ----                          ---------------

            E.J. Milan                     1010 Milam St.
                                           Houston, Texas 77002



     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 7th day of September, 1994.

                                        /s/ M.W. Meyer
                                        -----------------------
                                               M.W. Meyer

                         TENNECO ESPANA HOLDINGS, INC.

                    Certificate of Designation, Preferences
                         and Rights of Preferred Stock
               by Resolution of the Board of Directors Providing
                                for an Issue of
                  35,000 Shares of Preferred Stock Designated
                        "8% Cumulative Preferred Stock"

     We, Robert G. Simpson, Vice President, and Karl A. Stewart, Secretary, of Tenneco Espana Holdings, Inc. (hereinafter referred to as the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 151 thereof, do HEREBY CERTIFY:

     That pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of said Corporation, as amended (hereinafter referred to as the "Certificate of Incorporation"), said Board of Directors, by unanimous written consent, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, dated as of September 7, 1994, adopted a resolution providing for the issuance of a series of Preferred Stock, to be designated "8% Cumulative Preferred Stock", which resolution is as follows:

          RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors does hereby provide for the issuance of a series of Second Preferred Stock, $0.01 par value, of the Corporation, to be designated "8% Cumulative Preferred Stock" (hereinafter referred to as the "8% Preferred Stock"), consisting of 35,000 shares, and to the extent that the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the 8% Preferred Stock are not stated and expressed in the Certificate of Incorporation, does hereby fix and herein state and express such designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof, as follows (all terms used herein which are defined in the Certificate of Incorporation shall be deemed to have the meanings provided therein):

     (1)(a) The dividend rate on the 8% Preferred Stock shall be $16.00 per annum (i.e. 8% of the $200.00 stated value per share of said 8% Preferred Stock), payable by the Corporation on each 16th day of August commencing in the year 1995 (each annual dividend payment date is hereinafter referred to as an "Annual Dividend Payment Date") so long as any shares of the 8% Preferred Stock are outstanding, in cash in United States dollars to each holder of record of such shares.

          (b) The holder of record of any share of the 8% Preferred Stock entitled to receive a dividend payment pursuant to the provisions of clause (1)(a) above shall be the holder of record of such shares as of the close of business on the first day of August in the year such dividend payment is to be made, as shown on the stockholder records of the Corporation.

     (2) Dividends on shares of the 8% Preferred Stock shall accrue from, and as if issued on, August 16, 1994, except that if the number of shares of 8% Preferred Stock shall hereafter be increased by further resolution of the Board of Directors, dividends on such additional shares shall accrue from such other date or dates as may be fixed by the Board of Directors in such resolution.

     (3) The amounts which the holders of the 8% Preferred Stock shall be entitled to receive in the event of a liquidation, dissolution, or winding-up of the affairs of the Corporation shall be $200.00 per share, plus in each case a sum equal to accrued and unpaid dividends to the date of payment.

     (4) (a) The 8% Preferred Stock shall be redeemable in whole or in part at any time or from time to time at the option of the Corporation at $200.00 per share plus accrued and unpaid dividends.

          (b) In the event of the redemption of only part of the 8% Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata.

     (5) At least 30 days' prior notice of any redemption of the 8% Preferred Stock pursuant to clause (4) above shall be mailed, addressed to the holders of record of the shares to be redeemed at their respective addresses as the same shall appear on the books of the Corporation.

     (6) Any shares of the 8% Preferred Stock which shall have been redeemed or otherwise acquired by the Corporation shall assume the status of authorized but unissued Preferred Stock and shall not be reissued as shares of the 8% Preferred Stock.

     (7) The number of shares of 8% Preferred Stock may, to the extent of the Corporation's authorized and unissued Preferred Stock, be increased by further resolution duly adopted by the Board of Directors and the filing and recording of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such increase has been so authorized.

     (8) The holders of the 8% Preferred Stock shall not be entitled to vote on any matter on which the holders of any voting securities of the Corporation shall be entitled to vote, except as may be required by law or hereunder.

     IN WITNESS WHEREOF, said Tenneco Espana Holdings, Inc. has caused this Certificate to be signed by Robert G. Simpson, as Vice President, and its corporate seal to be hereunto affixed and attested by Karl A. Stewart, as Secretary, this 12th day of October, 1994.

                                        TENNECO ESPANA HOLDINGS, INC.

                                        By: /s/ Robert G. Simpson
                                           --------------------------
                                           Robert G. Simpson
                                           Vice President


ATTEST:

/s/ Karl A. Stewart
-------------------------
Karl A. Stewart
Secretary

                          CERTIFICATE OF AMENDMENT OF
                        CERTIFICATE OF INCORPORATION OF
                         TENNECO ESPANA HOLDINGS, INC.


     TENNECO ESPANA HOLDINGS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Company, by Unanimous Written Consent dated as of June 9, 1998, adopted a resolution setting forth a proposed Amendment to the Certificate of Incorporation of the Company, declaring said Amendment to be advisable. The resolution setting forth the proposed Amendment is as follows:

               RESOLVED, that the Certificate of Incorporation of the Company be amended by deleting in its entirety Article 1 thereof, and by inserting in lieu thereof the provision hereinafter set forth so that the said Article 1 shall be and read as follows:

                       "1. The name of the corporation is
                         Tenneco Global Holdings Inc."

     SECOND: That thereafter, said Amendment has been consented to and authorized by the holder of all the issued and outstanding stock entitled to vote thereon by a written Consent given in accordance with the provisions of
Section 228 of the General Corporation Law of the State of Delaware and filed with the Company on June 9, 1998.

     THIRD: That said Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said TENNECO ESPANA HOLDINGS, INC. has caused this Certificate to be signed by its President, and its corporate seal to be hereunto affixed and attested by the Assistant Secretary, this 9th day of June, 1998.

                                        TENNECO ESPANA HOLDINGS, INC.

                                        By: /s/ Mark A. McCollum
                                           ---------------------------
                                           President, Mark A. McCollum



ATTEST:

By: /s/ James D. Gaughan
   -------------------------------------
   Assistant Secretary, James D. Gaughan